Exhibit 99.2

Exhibit E

Financial Projections

FINANCIAL PROJECTIONS

In connection with the Disclosure Statement,1 the Debtors, with the assistance of their advisors, prepared financial projections (the “Financial Projections”) for CBL & Associates Properties, Inc. and its debtor affiliates (each, a “Debtor” and, collectively, the “Debtors”) for the fiscal years 2021 through 2025 (the “Projection Period”) for the purpose of demonstrating the feasibility of the Plan.  The Financial Projections are based upon a number of assumptions made by the Debtors and their advisors with respect to the future performance of the Debtors’ operations.  Although the Debtors have prepared the Financial Projections in good faith and believe the assumptions to be reasonable, there can be no assurance that such assumptions and results will be realized.  As described in detail in the Disclosure Statement, a variety of risk factors could affect the Debtors’ financial results and must be considered.  Accordingly, the Financial Projections should be reviewed in conjunction with the risk factors set forth in the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes.

The Financial Projections are based upon the internal view of the Debtors’ management of the projected financial performance conducted before the filing of these Financial Projections and may differ methodologically from historical public reporting by the Debtors (e.g., the Financial Projections herein are not in accordance with GAAP accounting). The Debtors believe that the Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan.  In connection with the planning and development of the Plan and for the purposes of determining whether the Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

These Financial Projections were not prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  An independent auditor has not examined, compiled, or performed any procedures with respect to the prospective financial information contained in this exhibit and, accordingly, it does not express an opinion or any other form of assurance on such information or its achievability.  The Debtors’ independent auditor assumes no responsibility for, and denies any association with, the prospective financial information.

Principal Assumptions for the Financial Projections

The Financial Projections reflect numerous assumptions with respect to the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors or their advisors.  In addition, the assumptions do not take into account the uncertainty and disruption of business that may accompany a restructuring pursuant to the Bankruptcy Code.

[1]

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Disclosure Statement to which this is an exhibit or the Restructuring Support Agreement, as applicable.

Although the Financial Projections are presented with numerical specificity, the actual results achieved during the Projection Period may materially vary from the projected results.  Accordingly, no definitive representation can be or is being made with respect to the accuracy of the Financial Projections or the ability of the Debtors to achieve the projected results of operations.  See “Risk Factors” in Article IX of the Disclosure Statement.  For holders of Claims that are entitled to vote to accept or reject the Plan, such holders must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections.  See “Risk Factors” in Article IX of the Disclosure Statement.  Moreover, the Financial Projections were prepared solely in connection with the Restructuring pursuant to the Restructuring Support Agreement and Plan.

In connection with the planning and development of the Plan, and for the purposes of determining whether such Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. Under Accounting Standards Codification “ASC” 852, “Reorganizations”, the Debtors note that the Financial Projections reflect the operational emergence from these Chapter 11 Cases but do not reflect the full impact of “fresh start accounting” that will likely be required upon emergence. Fresh start accounting requires all assets, liabilities, and equity instruments to be determined at “fair value.” In addition to valuing assets, liabilities, and equity instruments at fair value, the Debtors will have tax professionals analyze any go forward tax implications as a result of the transactions contemplated by the Restructuring. The Financial Projections account for the Restructuring and related transactions pursuant to the Plan, including the minimum REIT distributions, but they do not account for the final analysis that will be done upon emergence. While the Debtors expect that they will be required to implement fresh start accounting upon emergence, they have not yet completed the work required to quantify the impact to the Financial Projections.  When the Debtors fully implement fresh start accounting, material differences may exist in the Financial Projections.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

The Financial Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act.  Forward-looking statements in the Financial Projections include the intent, belief, or current expectations of the Debtors with respect to the timing of, completion of, and scope of the current restructuring, Plan, debt and equity market conditions, and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based.

While the Debtors believe that the expectations are based upon reasonable assumptions within the bounds of their knowledge of their business and operations, parties in interest are cautioned that any such forward‑looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Select Risk Factors Related to the Financial Projections

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the Debtors’ control.  Many factors could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  A description of the risk factors associated with the Plan, the Disclosure Statement, and the Financial Projections is included in Article IX of the Disclosure Statement.

Financial Projections General Assumptions

1.

The Financial Projections were prepared based on the Company’s ownership shares in the Properties and other assets. The Debtors’ projections also include revenue and expenses that flow to the Debtors from their non-Debtor subsidiaries that are either wholly owned by the Debtors or owned in a joint venture with third parties.  The following projections reflect the Debtors’ share of revenue and expenses and do not reflect ownership that would be attributable to any joint venture partners.

2.	Plan Terms and Consummation. The Financial Projections assume the Restructuring will be consummated as of the Effective Date, which is assumed to occur no later than November 1, 2021.

3.

Reorganized Capital Structure. The Financial Projections assume a reorganized capital structure pursuant to the Plan and Restructuring Support Agreement. Changes to the capital structure include the following:

•	The Exit Credit Facility in an aggregate principal amount of $883.7M with annual principal and interest totaling $77.5M;
•

In addition to principal and interest of $77.5M, there is an excess cash sweep that is calculated on a semi-annual basis.  Not including the stub period of 2021, the forecast assumes excess cash flow payments to pay the Exit Credit Facility ranging from $7M to $12M annually;

•

Issuance of (i) $455M of New Senior Secured Notes with interest of 10%, secured by, among other assets, certain of the Company’s currently unencumbered Properties, and (ii) $100M of New Convertible Notes with interest of 7% (assuming the Convertible Notes Election is exercised in full);

•	Issuance of additional new money New Convertible Notes with a principal balance of $50M at an interest rate of 7%;
•

Equitization of the Senior Unsecured Notes in exchange for 89% of the New Common Stock and a pro rata share of $95M in cash consideration ($15M to Consenting Crossholders and $80M to holders of Unsecured Claims); and

•	The Company’s existing equity holders will receive up to 11% of the New Common Stock (5.5% to holders of Existing REIT Preferred Stock and 5.5% to holders of

Existing REIT Common Stock and holders of Existing LP Common Units (unless such holders of Existing LP Common Units instead elect to receive New LP Units)).

4.	Macroeconomic Factors. The Financial Projections of total revenue include a rental revenue reserve associated with the COVID-19 pandemic along with other unforeseen business interruptions.

Income Statement Assumptions

1.	Annual Revenue:
•

Revenue: The Debtors’ main sources of revenue are rental revenue from tenants and from property management and development activities. Total revenue from these two sources is forecasted to increase from $638M in 2021 to $718M in 2025.  In addition, the Debtors are forecasting approximately $49M in revenue driven by asset sales over the Projection Period.

•

Revenue Reserve: Total revenue is net of the revenue reserve which is used to estimate unforeseen business disruptions due to COVID-19 and other unforeseen business impacts. Potential issues include, among other things, bankruptcies of the Debtors’ tenants, co-tenancy issues, anchor closings and other tenant-related issues (e.g., failure to pay rent).

2.	Operating Expense:
•

Includes property operations, real estate taxes, maintenance & repairs, & other Property-related expenses.  The forecast assumes that operating expenses, which were reduced in 2021 due to the COVID-19 pandemic, will return to historic levels in the forecast.

3.

Net Operating Income (“NOI”): NOI is defined as property operating revenues (i.e., rental revenues and other income) less property operating expenses (i.e., property operating, real estate taxes, maintenance, and repairs). The following reflects the Debtors’ forecast for NOI: 2021: $402M; 2022: $406M; 2023: $431M; 2024: $452M; 2025: $471M.

4.	Depreciation & Amortization:
•

The Debtors have excluded Depreciation & Amortization from the Financial Projections, as they have not yet completed the final analysis of fresh start accounting.  This will be completed by the Debtors upon emergence.

5.	Other Income (Expense):
•	Includes income tax payment of $2.5M per year.

6.	Interest Expense:
•	Includes both Property interest expenses and Corporate Debt interest expense, including the Exit Credit Facility and issuance of the New Senior Secured Notes and New Convertible Notes.
•	The forecast assumes Property debt is refinanced with the same terms at maturity.

7.	Reorganization Expenses:
•

Includes restructuring costs of actual and estimated fees for professional advisors, financing fees, and other costs directly attributable to these Chapter 11 Cases.  Reorganization expenses are estimated at $86M in 2021.

8.	Gain on Extinguishment of Debt:
•

Gain on extinguishment of debt in 2021 is driven by certain Properties being returned to the applicable lender & debt extinguishment associated with the Restructuring Support Agreement. While the Debtors have not yet finalized the analysis on fresh start accounting, they have estimated the gain of extinguishment of debt based on the book value of these loan amounts being retired.  This is an estimate and subject to ongoing review based on the final analysis of fresh start accounting.

Balance Sheet & Statement of Cash Flow Assumptions

1.	Pro Forma Adjustments:
•

While the Debtors expect that they will be required to implement fresh start accounting upon emergence, they have not yet completed the work required to quantify the impact of such accounting to the Financial Projections.  Therefore, adjustments to the balance sheet for fresh start accounting are preliminary and are subject to ongoing analysis.

2.	Capital Expenditures:
•

Projections for capital expenditures were prepared with considerations of the Debtors’ revenue and expected requirements to maintain asset values going forward.  Capital Expenditures are used for maintaining the Debtors’ property, developing and improving current properties and tenant improvement allowances per various current and future leases.

3.	United States Treasury Conversion:
•

Currently, the Debtors hold approximately $233M in United States Treasuries.  The Financial Projections assume the Debtors convert those to cash in order to fund emergence costs and operate their businesses.

4.	Capital Structure:
•	The Financial Projections reflect the go-forward capital structure in accordance with the terms of the Plan and Restructuring Support Agreement. Changes include, but are not limited to, the Exit Credit Facility in an aggregate principal amount of $883.7M, the issuance of $455M of New Senior Secured Notes, which the Financial Projections assume will be reduced by $50M to a balance of $405M using the cash proceeds from the issuance of the New Money Convertible Notes, and the issuance of $150M of New Convertible Notes (which assumes that $100M of New Convertible Notes are issued pursuant to the Convertible Notes Election).

5.	Minimum REIT Distributions:
•

The Financial Projections assume no tax obligations would be due in 2021 and include the minimum REIT distributions that would take place in years 2022 through 2025. These amounts are subject to change pending final tax analysis of the transaction.

Statements of Operations:

CBL & Associates Properties, Inc. Statements of Operations At CBL Share ($ in Millions)	Unaudited / Not in Accordance with GAAP Does Not Reflect Fresh Start Accounting or Final Cancellation of Debt Analysis

Year Ended December 31	2021	2022	2023	2024	2025
Forecast	Fcst	Fcst	Fcst	Fcst	Fcst
Revenues
Rental Revenues & Other income	634	642	669	692	713
Management, Development and Leasing Fees	4	4	4	4	4
Total Revenues	638	645	673	696	718
Operating Expenses
Property Operating, Real Estate Taxes, Maintenance & Repairs	(232)	(235)	(238)	(240)	(242)
General & Administrative	(58)	(58)	(56)	(56)	(56)
Total Operating Expenses	(290)	(293)	(294)	(296)	(298)
Net Operating Income (1)	402	406	431	452	471
Other Income (Expenses)
Other Income	2	2	2	2	2
Interest Expense	(99)	(164)	(158)	(153)	(149)
Reorganization Items	(86)	-	-	-	-
Gain on Extinguishment of Debt (2)	892	-	-	-	-
Gain on Sales of Assets	22	9	6	6	6
Income tax benefit (provision)	(3)	(3)	(3)	(3)	(3)
Total Other Income (Expenses)	729	(155)	(152)	(148)	(143)
Net Income	1,077	197	227	252	276

(1) NOI is defined as property operating revenues (i.e., rental revenues and other income) less property operating expenses (i.e., property operating real estate taxes, maintenance, and repairs).

(2) Gain on Extinguishment of Debt does not reflect final fresh start accounting analysis

Statements of Cash Flows:

CBL & Associates Properties, Inc. Statements of Cash Flows At CBL Share ($ in Millions)	Unaudited / Not in Accordance with GAAP Does Not Reflect Fresh Start Accounting or Final Cancellation of Debt Analysis

Year Ended December 31	2021	2022	2023	2024	2025
Forecast	Fcst	Fcst	Fcst	Fcst	Fcst
Cash Flow from Operating Activities
Net Income (loss)	1,077	197	227	252	276
Change in Tenant & Other Receivables	21	-	-	-	-
Change in Accounts Payable and Accrued Liabilities	(27)	-	-	-	-
Gain on Extinguishment of Debt (1)	(904)	-	-	-	-
Net Cash Provided (Used) by Operating Activities	168	197	227	252	276
Cash Flow from Investing Activities
Additions to Real Estate Assets	(55)	(43)	(47)	(56)	(63)
Change in Investment in US Treasuries	233	-	-	-	-
Change in Other Assets (Includes Maintenance CapEx)	3	(25)	(22)	(18)	(18)
Investments in Unconsolidated Affiliates	4	-	-	-	-
Net Cash Provided (Used) by Investing Activities	186	(68)	(69)	(75)	(81)
Cash Flow from Financing Activites
Dividends/Distributions	-	(15)	(20)	(25)	(29)
Proceeds from Mortgage & Other Indebtedness (1)	1,052	-	-	-	-
Principal Pmts on Mortgage & Other Indebtedness (1)	(1,298)	(97)	(104)	(111)	(118)
Net Cash Provided (Used) by Financing Activities	(246)	(112)	(124)	(136)	(147)
Net Cash Flow	108	17	34	42	49
Beginning Cash Balance	89	197	214	248	290
Net Cash Flow	108	17	34	42	49
Cash Balance	197	214	248	290	339

(1) Includes impact of extinguishment of debt due to restructuring. Does not reflect final fresh start accounting analysis.

Balance Sheets:

CBL & Associates Properties, Inc. Balance Sheets At CBL Share ($ in Millions)	Unaudited / Not in Accordance with GAAP Does Not Reflect Fresh Start Accounting or Final Cancellation of Debt Analysis

As of December 31	2021	2022	2023	2024	2025
Forecast	Fcst	Fcst	Fcst	Fcst	Fcst
Assets (1)
Net Investment in Real Estate Assets	3,151	2,998	2,854	2,727	2,617
Cash & Cash Equivalents	197	214	248	290	339
Other Assets	273	285	297	308	322
Total Assets	3,621	3,497	3,399	3,325	3,278
Liabilities & Equity (1)
Mortgage and other indebtedness, net	3,063	2,965	2,861	2,750	2,633
Accounts payable and accrued liabilities	233	234	234	234	234
Total Liabilities	3,296	3,199	3,095	2,984	2,866
Equity	325	298	304	341	412
Total Liabilities & Equity	3,621	3,497	3,399	3,325	3,278

(1) Balance sheet does not reflect final fresh start accounting analysis.